UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): 06/18/2013

HERMES JETS, INC
(Exact name of registrant as specified in its charter)


NEVADA                       000-52543              26-3670551
State or other jurisdiction Commission File Number)(IRS Employer
Of incorporation                                 Identification No)

2533 N. Carson Street, Suite 4621
Carson City, NV 89706, USA
(Address of principal executive offices)

(917) 310-1339
(Registrants telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act Soliciting material pursuant to Rule 14a-12 under the Exchange Act Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS

Effective on June 6, 2013, the Board of Directors of
Hermes Jets Inc.,(the Company) accepted the resignation of David Price as the company's sole Officer and Director.

Effective June 6, 2013, Mr. Miroslav Kratky was elected to the company's Board as its sole director, officer and Chief Executive Officer.


Item 8.01	Other Information

On June 17, 2013 the Board of Directors of Hermes Jets, Inc.,
(the Company) filed a Form 15 with the Securities and Exchange Commission (SEC) voluntarily suspending its reporting obligations with the SEC. As a result of this action, the common stock of the Company is no longer traded on the OTC Bulletin Board. The Company continues to trade on the OTC Markets, formerly the Pinks.

The Board of Directors resolution, which was passed on June 17, 2013, expresses the Boards intention to use this moratorium to better manage utilize its limited operating income to more efficiently bolster operations to be able to better afford the cost of compliance.

The Company is actively seeking debt or equity financing to funds it operations, including retiring debt to allow it to continue its business development. Once adequate financing has been secured, the Company will resume its audit.


SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June18, 2013


HERMES JETS, INC.


By: /S/
    Miroslav Kratky
    Chief Executive Officer